EXHIBIT 10.31

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 2, 2015 (the “First Amendment Date”), is by and among (a) ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Centaur House, Ancells Road, Fleet, Hampshire, United Kingdom, GU51 2UJ (“Borrower”), (b) Hercules Capital Funding Trust 2014-1, a statutory trust created and existing under the laws of the State of Delaware (“Lender”) and (c) HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).
WHEREAS, Borrower, Lender and Agent are parties to a certain Loan and Security Agreement, dated as of April 24, 2014 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”); and
WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as provided herein.
NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.
2.    Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, as of the First Amendment Date, the Loan Agreement is hereby amended as follows:
(a)    The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 thereof:
“Eligible Accounts Receivable” means all of the accounts receivable owned by Borrower, except any such account receivable as to which any exclusionary criteria apply. Lender shall have the right, at any time and from time to time after the First Amendment Date upon ten (10 days prior notice to Borrower, to establish, modify or eliminate reserves against Eligible Accounts Receivable, or, acting in its commercially reasonable good faith business judgment, to adjust or supplement any of the criteria set forth below, and to establish new criteria, to reflect changes in the collectability or realization values of such accounts receivable arising or discovered by Lender after the First Amendment Date. In any event, Eligible Accounts Receivable shall not include (i) any accounts receivable outstanding greater than 150 days from invoice date or (ii) foreign (non-US) accounts receivable unless otherwise approved by Lender after completion of a standard field examination which shall be completed within 30 days of the First Amendment Date.
        “First Amendment Date” means November 2, 2015.
“Liquidity” means the sum of (i) the Consolidated Group’s unrestricted cash on deposit in Deposit Accounts located in the United States that are subject to an Account Control Agreement plus (ii) the Consolidated Group’s and their Subsidiaries’ unrestricted cash on deposit in Deposit Accounts outside the United States that are subject to a first lien perfected security interest in favor of Agent plus (iii) 80% of Eligible Accounts Receivable (provided that the percentage of Eligible Accounts Receivable may be increased to 85% based on the standard field examination, in Agent’s discretion); provided that at least 50% of Liquidity shall be comprised of the sum of unrestricted cash described in clauses (i) and (ii).

(b)    The following terms set forth in Section 1.1 of the Loan Agreement are hereby amended in their entireties and replaced with the following:

“Amortization Date” means June 1, 2017; provided, however, that in the event that Borrower fails to be in compliance with each of the financial covenants set forth in Section 7.16 after the First Amendment Date, the “Amortization Date” shall be the first day of the fiscal quarter beginning after the date of such non-compliance.
“Plan” means the annual budget for the Consolidated Group set forth hereto as Schedule 7.1(g), provided that Borrower may from time to time update such annual budget upon approval by the board of directors of Alimera US if such updates (including the addition of future years to the budget) are consented to by Agent in writing in its reasonable discretion.
(c)    Clause (iii) of the definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“(iii) Indebtedness of up to €1,000,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment or other property financed with such Indebtedness;”
(d)    The second sentence of Section 2.1(d) of the Loan Agreement (Payment) is hereby amended in its entirety and replaced with the following:
“Commencing on the Amortization Date and continuing the first Business Day of each month thereafter, until the Secured Obligations are repaid, Borrower shall repay the aggregate principal balance of the Term Loan that is outstanding on the day immediately preceding the Amortization Date in equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to thirty (30) consecutive months.”
(e)    The Loan Agreement is amended by inserting the following new provision to appear as Section 2.7 (End of Term Charge) thereof:
“2.7     End of Term Charge. On the earliest to occur of (i) May 1, 2018, (ii) the date that Borrower prepays the outstanding Secured Obligations in full, or (iii) the date that the entirety of Secured Obligations become due and payable in full, Borrower shall pay Lender a charge of One Million Fifty Thousand Dollars ($1,050,000). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the First Amendment Date.”
(f)    Section 7.16 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Financial Covenants.
(a)    Commencing on October 31, 2015, the Consolidated Group shall achieve revenues from sales of Borrower Products, tested monthly at the end of each month for the six (6) months then ended, that are greater than or equal to ninety percent (90%) of the amount projected at such date for such period in the Plan; provided that for the calculations including the months ending October 31, 2015, November 30, 2015 and December 31, 2015, the Consolidated Group shall achieve revenues from sales of Borrower Products, tested monthly at the end of each month for the six (6) months then ended, that are greater than or equal to the sum of (1) ninety percent (90%) of the amount projected at such date in the Plan for months other than the months ending October 31, 2015, November 30, 2015 and December 31, 2015 plus (2) eighty (80%) of the amount projected at such date in the Plan for each of the months ending October 31, 2015, November 30, 2015 and December 31, 2015 that are included in the applicable six (6) month test.
(b)    Commencing on October 31, 2015, the Consolidated Group shall at all times maintain Liquidity of not less than $20,000,000.”
(g)    The last sentence of Section 5.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“Each Consolidated Group Member’s (and each of their respective Subsidiaries’) present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.”
(h)    Section 7.12 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“7.12     Deposit Accounts. No Consolidated Group Member or its Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except (a) Deposit Accounts or accounts holding Investment Property located in the United States with respect to which Agent has an Account Control Agreement, (b) Deposit Accounts or accounts holding Investment Property maintained by Foreign Subsidiaries located in the United Kingdom or The Netherlands with respect to which Agent has a valid first priority security interent under applicable local law in such Deposit Accounts or accounts holding Investment Property and (c) the Deposit Accounts or accounts holding Investment Property maintained by Foreign Subsidiaries in countries other than the United Kingdom and The Netherlands identified on Schedule 7.12 hereof, provided that that aggregate amount on deposit in all such Deposit Accounts or accounts holding Investment Property shall at no time exceed €1,000,000.”
(i)    Section 7.13 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“7.13    Subsidiaries. Each Consolidated Group Member shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 Business Days of formation, shall cause any such Domestic Subsidiary (and, if requested by Agent, any such Foreign Subsidiary) to execute and deliver to Agent a Joinder Agreement and such other documents as shall be reasonably requested by Agent.”

(j)    Section 7.15 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“7.15    Cash Requirement. Borrower shall not permit the aggregate positive balances held by the Consolidated Group and their Subsidiaries in depository, operating, securities, investment and similar accounts outside of the United States to be greater than 25% of the aggregate positive balances held by the Consolidated Group and their Subsidiaries in all such accounts world-wide; furthermore, in no event shall such aggregate balances exceed $6,000,000; provided however, if the 25% threshold is satisfied but such balance exceeds $6,000,000, then the Consolidated Group shall have a period not to exceed 3 Business Days to transfer sufficient funds to Accounts within the United States to comply with such $6,000,000 requirement.”
(k)    The Loan Agreement is hereby amended to add a new Section 7.18 reading as follows:
“7.18    Transactions with Affiliates.  No Consolidated Group Member shall enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any affiliate (other than Borrower or any Guarantor or any of their respective Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon fair and reasonable terms no less favorable to the relevant Consolidated Group Member or Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an affiliate.”
(l)    The Loan Agreement is hereby amended to add a new Section 7.19 reading as follows:
“7.19    Non-Loan Parties.  The Consolidated Group Members shall not permit at any time the aggregate assets of all Subsidiaires of the Consolidated Group Members that are not Borrower or a Guarantor to exceed 5% of the aggregate assets of all Consolidated Group Members and their respective Subsidiaries (including Borrower and the Guarantors).”
(m)    The Schedules to the Loan Agreement are deleted in their entirety and replaced with the Schedule attached as Exhibit 1 to this Amendment.
(n)    Exhibit C is deleted in its entirety and replaced with the form of Exhibit C attached as Exhibit 2 to this Amendment.
(o)    Exhibit E is deleted in its entirety and replaced with the form of Exhibit C attached as Exhibit 3 to this Amendment.
3.    Conditions to Effectiveness. Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:
(a)Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower and Amendment No. 1 to Warrant Agreement dated the First Amendment Date (the “Warrant Amendment”) signed by Alimera Sciences, Inc., a Delawre corporation (“Alimera US”);

(b)Agent shall have received certified resolutions of Borrower’s and Alimera US’s board of directors evidencing approval of this Amendment and the Warrant Amendment;

(c)Borrower shall have paid to Lender, for the account of Lender, an amendment fee of Two Hundred Sixty Two Thousand and Five Hundred Dollars ($262,500), which shall be deemed earned on the effective date of this Amendment; and

(d)Agent and Lender shall have received payment for all reasonable and documented out-of-pocket fees and expenses incurred by Agent and Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.
4.    Representations and Warranties. The Borrower hereby represents and warrants to Lender as follows:
(a)Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the First Amendment Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)Authority, Etc. The execution and delivery by Borrower of this Amendment and the Warrant Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement, the Warrant and the other Loan Documents, as amended hereby, are within the corporate or limited liability company authority, as applicable, of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment and the Warrant Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c)Enforceability of Obligations. This Amendment, the Warrant Amendment, the Loan Agreement, the Warrant and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)No Default. Immediately after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
5.    Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment or the Warrant Amendment shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement, the Warrant and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement, the Warrant and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or such other Loan Document as amended hereby.

6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.
7.    Miscellaneous.
(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(b)    The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
(c)    This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
(d)    Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

IN WITNESS WHEREOF, Borrower, Lender and Agent have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

ALIMERA SCIENCES LIMITED

Signature: /s/ Richard S. Eiswirth Jr.
Print Name: Richard S. Eiswirth Jr.
Title: Director

Accepted in Palo Alto, California:
LENDER:
Hercules Capital Funding Trust 2014-1, a statutory trust created and existing under the laws of the State of Delaware
By: Hercules Technology Growth Capital, Inc.
By: Its servicer
Signature: /s/ Ben Bang
Print Name: Ben Bang
Title: Associate General Counsel

AGENT:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature: /s/ Ben Bang
Print Name: Ben Bang